As filed with the Securities and Exchange Commission on May 3, 2010

Registration No. 333-166094

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

post-effective amendment no. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

metals usa holdings corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3779274 (I.R.S. Employer Identification No.)
2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida (Addresses of Principal Executive Offices)	33308 (Zip Code)

________________

2010 Long-Term Incentive Plan
Amended and Restated 2005 Stock Incentive Plan
(Full title of the plan)

________________

William A. Smith II

Vice President, General Counsel and Secretary

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308
(Name and address of agent for service)

(954) 202-4000
(Telephone number, including area code, of agent for service)

explanatory note

            On April 15, 2010, Metals USA Holdings Corp. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-166094) (the “Registration Statement”), which registered shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) which may be offered pursuant to the Amended and Restated 2005 Stock Incentive Plan and the 2010 Long-Term Incentive Plan (collectively, the “Plans”).  This Post-Effective Amendment No. 1 is being filed in order to include as exhibits the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the Consent of Deloitte and Touche LLP.

            This Post-Effective Amendment No. 1 incorporates by reference the contents of the Registration Statement.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.            Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Metals USA Holdings Corp.*
4.2	Amended and Restated Bylaws of Metals USA Holdings Corp*
5.1	Opinion of Wachtell, Lipton, Rosen & Katz**
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)**
99.1

Amended and Restated 2005 Stock Incentive Plan of Metals USA Holdings Corp. (incorporated by reference to Exhibit 10.7 to Metals USA, Inc.’s Registration Statement (File No. 333-132918-26) on Form S-4/A filed on May 26, 2006)

99.2	2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to Metals USA Holdings Corp.’s Registration Statement (File No. 333-150999) on Form S-1 filed on March 19, 2010)

_______________

          *Filed herewith

          **Previously filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Metals USA Holdings Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, the State of Florida, on May 3, 2010.

METALS USA HOLDINGS CORP. By: /s/ C. Lourenco Goncalves C. Lourenco Goncalves President, Chief Executive Officer and Director

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ C. Lourenco Goncalves C. Lourenco Goncalves	President, Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2010

/s/ Robert C. McPherson, III Robert C. McPherson, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 3, 2010

/s/ Daniel L. Henneke Daniel L. Henneke	Vice President, Corporate Controller (Principal Accounting Officer)	May 3, 2010

/s/ John T. Baldwin John T. Baldwin	Director	May 3, 2010

/s/ Eric L. Press Eric L. Press	Director	May 3, 2010

/s/ M. Ali Rashid M. Ali Rashid	Director	May 3, 2010

/s/ Matthew R. Michelini Matthew R. Michelini	Director	May 3, 2010

/s/ Larry K. Powers Larry K. Powers	Director	May 3, 2010

/s/ Mark A. Slaven Mark A. Slaven	Director	May 3, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Metals USA Holdings Corp.*
4.2	Amended and Restated Bylaws of Metals USA Holdings Corp*
5.1	Opinion of Wachtell, Lipton, Rosen & Katz**
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)**
99.1

Amended and Restated 2005 Stock Incentive Plan of Metals USA Holdings Corp. (incorporated by reference to Exhibit 10.7 to Metals USA, Inc.’s Registration Statement (File No. 333-132918-26) on Form S-4/A filed on May 26, 2006)

99.2	2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to Metals USA Holdings Corp.’s Registration Statement (File No. 333-150999) on Form S-1 filed on March 19, 2010)

_______________

*        Filed herewith

**      Previously filed